Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ( “Agreement”) is dated as of June 24, 2014, between Bio-Matrix Scientific Group, INC., a Delaware corporation (the “Company”), and Kendall Prince ( referred to as “Investor ”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Investor, and Investor desires to purchase from the Company 45,000,000 of the newly issued common stock of the Company (“Shares”).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Representations and Warranties:

(a) The Company hereby makes the representations and warranties set forth below to Investors.

(i) Company (a) is a corporation duly formed, validly existing and in good standing under the laws of its State of Incorporation; and (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, or the consummation of the transactions contemplated hereby and thereby (a) constitutes or will constitute a violation of the organizational documents of Company, (b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Company is a party or by which Company or any of its properties may be bound, (c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Company or any of its properties in a proceeding to which its property is or was a party

(iii) Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Shares. “Affiliate” shall mean any Person which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) Investor hereby makes the representations and warranties set forth below to the Company:

Investor is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the securities Act of 1933, as amended

Investor is not purchasing the Shares as a result of any general solicitation or general advertisement.

Investor is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Investor will realize any gain from this investment, and that the Investor could lose the total amount of the Investor's investment.

Investor represents that the Investor has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The Investor has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

Investor is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of the Investor’s investment.

Investor represents that Investor's overall commitment to this investment is not disproportionate to the Investor's net worth, and the Investor's investment in the Shares will not cause such overall commitment to become excessive. The Investor will not pledge, transfer, or assign this Agreement.

Investor represents that he has been made aware that the Shares are being issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended and shall not be registered under the Securities laws of any State.

Investor agrees that any securities to be issued pursuant to this Agreement shall contain the following or a similar restrictive legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

Investor (i) has been provided with sufficient information with respect to the business of the Company for the Investor to determine the suitability of making an investment in the Company and such documents relating to the Company as the Investor has requested and the Investor has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Investor, or the Investor’s agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Investor had with respect thereto have been answered to the full satisfaction of the Investor.

2. Purchase of Shares; Closing.

(a)Upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and Investor agrees to purchase 45,000,000 newly issued Common Shares of the Company at .002222 per Common Share for a total of $100,000 (“Subscription Amount”)

(b) Within three (3) business day following execution of this Agreement, the Investor shall deposit by wire transfer the Subscription Amount to the following account:

E*TRADE Clearing
PO Box 484
Jersey City, NJ 07303-0484
ABA transit routing number 056073573

Account number: 6781-2764

Bio-Matrix Scientific Group Inc.

4700 Spring Street, Suite 304

La Mesa, CA 91942

(c) Within 5 days of payment of the Subscription Amount by the Investor, the Company shall deliver to Investor that number of Shares subscribed to by Investor pursuant to this Agreement as per the following instructions:

Name: Kendall Prince

Address: 2526 East Edgewood Avenue

Mesa, AZ 85204

###-##-####

3. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written agreement of the Investor and the Company;

(b) By the Company if the Subscription Amount has not been delivered in accordance with 2(b)

4. Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7. Entire Agreement. This Agreement constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company

By/s/David R. Koos

David R. Koos

Chairman & CEO

Bio-Matrix Scientific Group Inc.

Investor

By/s/Kendall Prince

Kendall Prince